                                                                    EXHIBIT 99.1

                                                                Preliminary Copy

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                          Two North Riverside Plaza
P                          Chicago, Illinois  60606
R
O
X                  This Proxy is solicited on behalf of the
Y           Board of Trustees of Equity Residential Properties Trust.

     The undersigned hereby appoints Samuel Zell and Douglas Crocker II, and each of them, proxies, with power of substitution and revocation, acting by majority of those present and voting or if only one is present and voting then that one, to vote all of the common shares of beneficial interest of Equity Residential Properties Trust which the undersigned is entitled to vote as designated herein, at the special meeting of shareholders to be held at One North Franklin Street, Chicago, Illinois, on December 23, 1997 at 10:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

     Please sign and date on reverse side and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

               (Continued and to be signed on the reverse side)


[X]  Please mark
     votes as in
     this example.

     This Proxy, when properly executed, will be voted as instructed herein by the undersigned shareholder. If no instructions are given, this Proxy will be voted FOR
     Item 1.

1.   Approval of the merger of Evans Withycombe                            FOR                      AGAINST                 ABSTAIN
     Residential, Inc., a Maryland corporation, with and into              [_]                        [_]                     [_]
     Equity Residential Properties Trust, a Maryland real
     estate investment trust, pursuant to an Agreement and
     Plan of Merger entered into between Evans Withycombe
     Residential, Inc. and Equity Residential Properties
     Trust.

2. Upon any other matter which may properly come before the meeting.





                                                                           MARK HERE
                                                                         FOR ADDRESS  [_]
                                                                          CHANGE AND
                                                                        NOTE AT LEFT

                                                     Please sign exactly as name appears on this Proxy.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by an authorized officer.  If a partnership, please sign in partnership name by an authorized person.

                                                     The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.


Signature: _________________________   Date: ____________  Signature:________________________  Date: _______________________